Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
May 31, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $277 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: June 30, 2006	/s/ JOHN D. SHEEHAN

John D. Sheehan
Vice President and Chief Restructuring Officer, and Chief Accounting Officer

(1) See next page for a listing of Debtors by case number.

(2) All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administrated)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	May 31, 2006	May 31, 2006
	(in millions)
Net sales:
General Motors and affiliates	$910	$4,462
Other customers	641	3004
Intercompany non-Debtor subsidiaries	51	253

Total net sales	1,602	7,719

Operating expenses:
Cost of sales, excluding items listed below	1,720	7,798
Selling, general and administrative	111	455
Depreciation and amortization	48	260

Total operating expenses	1,879	8,513

Operating loss	(277)	(794)
Interest expense (contractual interest expense was $44 million and $217 million, respectively)	(31)	(148)
Other income (expense), net	(2)	(8)

Loss before reorganization items, income taxes and equity income	(310)	(950)
Reorganization items	(7)	(21)
Income tax expense	(1)	(2)
Equity income from non-consolidated subsidiaries, net of tax	4	21
Equity income from non-Debtor subsidiaries, net of tax	65	198

Net loss	$(249)	$(754)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

May 31, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,018
Restricted cash	75
Accounts receivable, net:
General Motors and affiliates	1,695
Other third parties	1,567
Non-Debtor subsidiaries	304
Notes receivable from non-Debtor subsidiaries	384
Inventories, net:
Productive material, work-in-process and supplies	924
Finished goods	291
Prepaid expenses and other	289

Total current assets	6,547

Long-term assets:
Property, net	2,636
Goodwill	152
Other intangible assets, net	37
Pension intangible assets	871
Investments in non-Debtor subsidiaries	3,444
Other	703

Total assets	$14,390

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Secured debt in default	$2,492
Accounts payable	1,187
Accounts payable to non-Debtor subsidiaries	440
Accrued liabilities	895

Total current liabilities	5,014

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	686

Total long-term liabilities	936

Liabilities subject to compromise	15,267

Total liabilities	21,217

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,758
Accumulated deficit	(7,184)
Minimum pension liability	(2,311)
Accumulated other comprehensive loss, excluding minimum pension liability	(44)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(6,827)

Total liabilities and stockholders’ deficit	$14,390

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

Month Ended
May 31, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48
Pension and other postretirement benefit expenses	129
Equity income from unconsolidated subsidiaries, net of tax	(4)
Equity income from non-Debtor subsidiaries, net of tax	(65)
Reorganization items	7
Changes in operating assets and liabilities:
Accounts receivable, net	170
Inventories, net	(9)
Prepaid expenses and other	(60)
Accounts payable, accrued and other long-term liabilities	162
Pension contributions	—
Other postretirement benefit payments	(18)
Receipts (payments) for reorganization items, net	1
Other	19

Net cash provided by operating activities	131

Cash flows from investing activities:
Capital expenditures	(24)
Increase in restricted cash	(75)
Other	(6)

Net cash used in investing activities	(105)

Cash flows from financing activities:
Repayments of borrowings under other debt	(1)

Net cash used in financing activities	(1)

Increase in cash and cash equivalents	25
Cash and cash equivalents at beginning of period	993

Cash and cash equivalents at end of period	$1,018

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Periods Presented — The periods presented in the statement of operations in prior monthly operating reports contained monthly amounts as well as filing to date amounts. Effective with this monthly operating report, filing to date amounts have been omitted and replaced with year to date amounts.
     Condensed Combined Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income (loss) from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. As of May 31, 2006, certain prepaid balances and pre- and postpetition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the period ended September 30, 2005 that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates — Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Special Attrition Program — On March 22, 2006, Delphi, GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreed on a special attrition program, and on May 5, 2006, the Court entered the order approving the motion with certain modifications. The order was subsequently amended on May 12, 2006. The special attrition program offers, among other things, certain eligible Delphi U.S. hourly employees represented by the UAW normal and early voluntary retirements with a lump sum incentive payment of $35,000, which will be paid by GM. The program also provides a pre-retirement program and transfer to and retirement from GM. Approximately 14,500 U.S. hourly employees represented by the UAW are eligible to participate in the program and as of May 31, 2006, approximately 7,800 employees had elected to participate. The Debtors have recorded in “Cost of Sales” approximately $138 million during May 2006 and $212 million year to date for the preretirement portion of the cost of the special attrition program. The Debtors will also incur significant pension and postemployment benefit curtailment charges due to reductions in anticipated future service as a result of the retirements. Due to the complex nature of the calculation of these charges, however, they will only be recorded at quarter-end. As a result of the special attrition program, the Debtors determined that previously recorded accruals for postemployment benefits, representing the future cash expenditures expected during the period between the idling of affecting employees and the time when such employees are redeployed, retire, or otherwise terminate their employment, were no longer necessary and accordingly were released. The Debtors have recorded credits in “Cost of Sales” of approximately $85 million filing to date as a result of the release of previously recorded postemployment benefit accruals.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     The Debtors’ have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. On May 22, 2006 the Company elected to pay interest at LIBOR plus 2.75% for a one month period. As of May 31, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $44 million in letters of credit outstanding under the DIP revolving facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	May 31, 2006	May 31, 2006
	(in millions)
Professional fees directly related to reorganization	$(14)	$(56)
Interest income	7	33
Gain on settlement of prepetition liabilities	—	2

Total Reorganization Items	$(7)	$(21)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees for the month ended May 31, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date is the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings must be filed if the claimants wish to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Liabilities subject to compromise consist of the following:

May 31, 2006
(in millions)
Pension obligations (3)	$3,702
Postretirement obligations other than pensions (3)	6,618
Debt and notes payable	2,461
Accounts payable	888
Other	1,598

Total Liabilities Subject to Compromise	$15,267

(3)	Due to the complex nature of the calculation of these liabilities, a small portion of the balances represent amounts potentially considered to be administrative claims.
6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED MAY 31, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$249,664,632	$69,266,269	$20,389,671

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MAY 31, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$80,857,442
State of Ohio	3,406,247
City of Dayton, OH	282,695
City of Kettering, OH	136,818
City of Moraine, OH	123,393
City of Warren, OH	103,863
City of Vandalia, OH	62,220
City of Columbus, OH	61,816
City of Rita, OH	58,500
City of Hubbard, OH	5,462
City of Elyria, OH	4,685
City of Huron, OH	3,914
City of Trotwood, OH	3,498
City of Dublin, OH	2,055
City of Toledo, OH	1,568
City of Lordstown, OH	962
City of Springfield, OH	762
City of Cincinnati, OH	364
City of Xenia, OH	276
City of Akron, OH	164
City of Fairfield, OH	143
City of Canton, OH	109
City of Mansfield, OH	84
City of W Carrollton, OH	32
Ohio School District	28,909
State of Michigan	3,000,092
City of Flint, MI	117,685
City of Saginaw, MI	97,168
City of Grand Rapids, MI	9,517
City of Detroit, MI	3,610
City of Walker, MI	2,526
City of Pontiac, MI	667
City of Lansing, MI	199
State of New York	1,811,944
State of Indiana	1,601,422
State of Wisconsin	1,065,094
State of Alabama	583,066
City of Gadsden, AL	13,114
State of Mississippi	245,037
State of California	154,743
State of Georgia	140,531
State of Texas	139,588
State of Oklahoma	68,657
State of New Jersey	42,426
State of Pennsylvania	40,104
State of Illinois	22,966
State of Colorado	22,714
State of Kansas	13,935
State of South Carolina	10,807
State of Missouri	6,682
State of Oregon	3,159
State of Kentucky	2,741
State of Virginia	2,390
State of North Carolina	2,374
State of Minnesota	1,733
State of Louisiana	1,321
State of Arkansas	1,214
State of Arizona	894
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MAY 31, 2006

Payee	Payroll Taxes Paid

State of Maryland	772
State of Connecticut	752
City of Philadelphia, PA	269
City of Denver, CO	238
State of Delaware	247
City of Towamencin, PA	36
State of Utah	27
State of Florida	22
Inland Revenue Service (UK)	595,357
Country of Switzerland	6,077

Total	$94,979,898

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MAY 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Ohio Department of Treasury	Use	$587,855	$587,855
Michigan Department of Treasury	Use	345,109	345,109
Indiana Department of Revenue	Use	200,501	200,501
New York Department of Taxation & Finance	Use	120,902	120,902
Mississippi Tax Commission	Use	84,509	84,509
Limestone County, AL (Payee ALATAX - Tax Trust Account)	Use	33,859	33,859
Texas Comptroller of Public Accounts	Use	31,921	31,921
New Jersey Sales Tax Division	Use	31,599	31,599
Wisconsin Department of Revenue	Use	30,667	30,667
Georgia Sales Tax Division	Use	7,406	7,406
Gadsden City, Alabama (Payee ALATAX - Tax Trust Account)	Use	3,677	3,677
Tuscaloosa County, Alabama	Use	2,227	2,227
Etowah County, Alabama (Payee LGREC Inc.)	Use	784	784
Tuscaloosa, Alabama	Use	37	37
Colorado Department of Revenue	Use	192	192
Texas Comptroller of Public Accounts	Franchise	550,500	550,500
Delaware Secretary of State	Franchise	66,000	66,000
Texas Comptroller of Public Accounts	Income	270,000	270,000
Ohio Treasurer of State	Commercial Activity	264,339	264,339
Ohio Department of Treasury	Kilowatt Hour	66,446	66,446
Johnson County, Kansas	Personal Property	42,936	42,936
Marion County, Indiana	Personal Property	9,794	9,794
Allen County, Indiana	Personal Property	2,756	2,756
Tipton County, Indiana	Personal Property	1,185	1,185
San Diego County, California	Personal Property	774	774
Johnson County, Indiana	Personal Property	744	744
Nemaha County, Kansas	Personal Property	687	687
Wayne County, Indiana	Personal Property	522	522
Hidalgo County, Texas	Personal Property	441	441
Noble County, Indiana	Personal Property	347	347
Elkhart County, Indiana	Personal Property	297	297
Clinton County, Indiana	Personal Property	296	296
Dekalb County, Indiana	Personal Property	290	290
Ripley County, Indiana	Personal Property	210	210
Delaware County, Indiana	Personal Property	186	186
Shelby County, Indiana	Personal Property	173	173
Kosciusko County, Indiana	Personal Property	169	169
Adams County, Indiana	Personal Property	158	158
Huntington County, Indiana	Personal Property	152	152
Pharr, Texas	Personal Property	134	134
Blackford County, Indiana	Personal Property	120	120
Lagrange County, Indiana	Personal Property	90	90
Cass County, Indiana	Personal Property	90	90
Tippecanoe County, Indiana	Personal Property	87	87
Scott County, Indiana	Personal Property	64	64
Dearborn County, Indiana	Personal Property	58	58
Wells County, Indiana	Personal Property	56	56
Marshall County, Indiana	Personal Property	54	54
Switzerland County, Indiana	Personal Property	45	45
Jay County, Indiana	Personal Property	44	44
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MAY 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Dubois County, Indiana	Personal Property	$42	$42
Washington County, Indiana	Personal Property	23	23
Whitley County, Indiana	Personal Property	23	23
Tippecanoe County, Indiana	Personal Property	23	23
Bartholomew County, Indiana	Personal Property	20	20
Laporte County, Indiana	Personal Property	18	18
Steuben County, Indiana	Personal Property	17	17
Hamiliton County, Indiana	Personal Property	16	16
Fulton County, Indiana	Personal Property	15	15
Vanderberg County, Indiana	Personal Property	14	14
Jennings County, Indiana	Personal Property	10	10
Monroe County, Indiana	Personal Property	9	9
Lawrence County, Indiana	Personal Property	5	5
Jasper County, Indiana	Personal Property	4	4
Gibson County, Indiana	Personal Property	4	4
Fayette County, Indiana	Personal Property	3	3
Wabash County, Indiana	Personal Property	3	3
Vigo County, Indiana	Personal Property	1	1
Oak Creek, Wisconsin	Real Property	38,459	38,459
Johnson County, Kansas	Real Property	14,793	14,793
Alabama Department of Revenue	Seller’s Use	37,598	37,598
Alabama Department of Revenue	Consumer Use	34,449	34,449
State of California Board of Equalization	Sales & Use	937	937
South Carolina Department of revenue	Sales & Use	16	16
Colorado Department of Revenue	Sales	254	254
Colorado Department of Revenue	Utility	229	229

Total		$2,888,474	$2,888,474

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay, are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED MAY 31, 2006

	Case
Debtor Name	Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	5,185,413
Delphi Medical Systems Texas Corporation	05-44511	1,205,767
Delphi Medical Systems Corporation	05-44529	1,441,252
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	531,975
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,020,468
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	11,413,812
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	6,399,768
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	82,912
Delphi International Services, Inc.	05-44583	7,445,006
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	5,086
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	8,281,149
Delphi Diesel Systems Corporation	05-44612	31,523,153
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	367,277
Delphi Integrated Service Solutions, Inc.	05-44623	304,903
Delphi Connection Systems	05-44624	4,325,615
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	226,115,505
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	160,961,243
Delphi Automotive Systems LLC	05-44640	1,872,366,485
Delphi Furukawa Wiring Systems LLC	05-47452	170,431
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	945,112

(4)	Operating expenses for the month ended May 31, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)